CERTIFICATE OF CORRECTION

                                     OF THE

                            CERTIFICATE OF AMENDMENT

                                       OF

                            HUDSON TECHNOLOGIES, INC.

                Under Section 105 of the Business Corporation Law

     THE UNDERSIGNED, being the President and Secretary, respectively, of HUDSON
         TECHNOLOGIES, INC., do hereby certify:

     The name of the corporation is Hudson Technologies, Inc. It was formed under the name Refrigerant Reclamation Industries, Inc.

     The Certificate of Incorporation was filed by the Department of State on January 11, 1991.

     The Certificate of Amendment to be corrected was filed by the Department of State on March 17, 1999.

     In order to correct an inadvertent omission in Article 4 of the Certificate of Amendment, Article 4 of the Certificate of Amendment is hereby corrected to read as follows:

     "4. A. To effectuate the foregoing, Paragraph (5) of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby amended to read as follows:

     "(5). The total number of shares of capital stock which the Company shall have authority to issue is Twenty-Five Million (25,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share.

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

     (a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);


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

     (b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

     (c) whether the series will be redeemable (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the company or another corporation;

     (d) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

     (e) the conversion or exchange rights (at the option of the Company or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange times, prices, rates, adjustments and other terms of conversion or exchange;

     (f) whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting rights, which may be general or limited;

     (g) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;

     (h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or upon any dissolution of the assets of the Company (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

     (i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Company;

     (j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

     (k) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Certificate of Incorporation, as amended, or applicable law.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Company (including shares surrendered for conversion) shall be cancelled


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

and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

     Except as otherwise may be required by law, and except as otherwise may be provided in the Certificate of Incorporation, as amended, or in the resolution of the Board of Directors of the Company creating any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

     Except as may be stated and expressed in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock,
(i) any amendment to the Certificate of Incorporation which shall increase or decrease the number of shares of any class or classes of authorized capital stock of the Company (but not below the number of shares thereof then outstanding) may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Company, and (ii) no holder of capital stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend."

     B. To effectuate the foregoing, Paragraph (7) of the Certificate of Incorporation, which refers to preemptive rights, is hereby amended to read as follows:

     "(7). Except as may be stated and expressed in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, Shareholders shall not be entitled to any Preemptive rights, directly or indirectly, with respect to any shares of the Corporation of any class, now or hereafter authorized, or any other securities of the company.""

     The correction of the Certificate of Amendment was authorized by written consent, setting forth the action taken, signed by all of the members of the Board of Directors.


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

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Correction and do affirm the foregoing as true under the penalties of perjury this 25th day of March, 1999.


                                           /s/ Kevin J. Zugibe
                                           -----------------------------
                                           Kevin J. Zugibe,
                                           Chairman of the Board


                                           /s/ Stephen P. Mandracchia
                                           -----------------------------
                                           Stephen P. Mandracchia,
                                           Secretary


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